UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

September 21, 2015

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.06	Material Impairments.

On September 21, 2015, the board of directors of APX Group Holdings, Inc. (“Vivint”, or the “Company”) approved a plan to transition its wireless internet business from a 5Ghz to a 60Ghz-based network technology and the Company will cease the build-out of 5Ghz networks and stop the installation of new customers. Vivint expects the shift to the new 60Ghz technology will begin with a set of test and trial installations late in the fourth quarter of 2015.

As a result of this transition, the existing 5Ghz network will not reach full deployment as anticipated and the Company expects that it will record an impairment charge of approximately $40-$50 million for 5Ghz network-related balance sheet items, including network assets, inventory and certain intellectual property. This charge will have no impact on the Company’s cash flow from operations and will be non-deductible for tax purposes. The Company also expects to record a restructuring charge of approximately $2-$5 million in connection with this plan, including the partial write-off of fixed fee vendor contracts and employee severance. Both the impairment and restructuring charges are expected to be recorded in the third quarter 2015. The ranges given herein for these charges are estimates based on current data and may change as that data is updated and finalized.

Item 7.01	Regulation FD Disclosure.

The information disclosed under Item 2.06 above is incorporated by reference herein.

The Company will be hosting a call on Wednesday, September 23, 2015 at 5:00pm EDT to discuss the actions described above. To join the conference call from the U.S. please dial (877) 201-0168 or (647) 788-4901 for international participants. Presentation materials will be made available immediately prior to the call on the Investor Relations section of the Company’s website at www.investors.vivint.com/events-presentations/events-calendar.

This Current Report on Form 8-K includes certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the transition from a 5Ghz network to a 60Ghz-based platform, our expectations, both business and financial, regarding such transition, and the timing of such transition. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of this date hereof. You should understand that important factors, including those discussed in “Risk Factors” in Amendment No. 1 on Form 10K/A to the Company’s annual report on Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are available on the SEC’s website at www.sec.gov, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements. These risk factors should not be construed as exhaustive. We disclaim any obligations to and do not intend to update the above list or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By: /s/ Dale Gerard

Name: Dale Gerard

Title: Senior Vice President of Finance and Treasurer

Date: September 22, 2015

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